UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2024

SERVICE PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	SVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” and “the Company” refer to Service Properties Trust.

Item 8.01.	Other Events.

New Notes Offerings

On June 3, 2024, we issued $700.0 million aggregate principal amount of 8.375% Senior Guaranteed Unsecured Notes due 2029, or the 2029 Notes, and $500.0 million aggregate principal amount of 8.875% Senior Guaranteed Unsecured Notes due 2032, or the 2032 Notes, and, together with the 2029 Notes, the Notes, in underwritten public offerings, or the New Notes Offerings. The Notes are fully and unconditionally guaranteed, on a joint and several basis and on a senior unsecured basis, by all of our subsidiaries, except for our foreign subsidiaries and certain other excluded subsidiaries. Such other excluded subsidiaries include, but are not limited to, subsidiaries whose equity has been pledged to secure borrowings under our credit agreement, our net lease mortgage notes and our 8.625% Senior Secured Notes due 2031. The Notes and the guarantees thereof were issued under our Indenture, dated February 3, 2016, or the Base Indenture, between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, or the Indenture Trustee, and supplemental indentures thereto, dated June 3, 2024, among us, the subsidiary guarantors and the Indenture Trustee, or, together, the Supplemental Indentures, and, together with the Base Indenture, the Indenture. The Notes are our senior unsecured obligations and the guarantees are the subsidiary guarantors’ senior unsecured obligations.

The Notes are subject to certain restrictive financial and operating covenants, including covenants that generally restrict our ability to incur debts, including debts secured by mortgages on our properties, in excess of calculated amounts, and require us to maintain various financial ratios.

The 2029 Notes were sold to the public at 99.001% of their principal amount and the 2032 Notes were sold to the public at 98.000% of their principal amount. We used a portion of the approximately $1.16 billion of the net proceeds from the New Notes Offerings (after deducting estimated offering expenses and underwriters’ discounts) to fund the purchase and effect the discharge of all of the $350.0 million principal amount outstanding of our 4.50% Senior Notes due 2025, or the 4.50% Notes, pursuant to the Tender Offer (as defined below). We expect to use the remaining net proceeds from the New Notes Offerings and cash on hand to redeem the $800.0 million principal amount outstanding of our 7.50% Senior Notes due 2025, or the 7.50% Notes as described below.

Affiliates of some of the underwriters own some of our 4.50% Notes or 7.50% Notes and received or will receive pro rata portions of the net proceeds from the New Notes Offerings used to purchase or redeem such notes.

The foregoing description of the Indenture, including the description of covenants contained therein, is qualified in its entirety by reference to the Base Indenture, a copy of which is incorporated by reference into this Current Report on Form 8-K as Exhibit 4.1, and the Supplemental Indentures, copies of which are filed as Exhibits 4.2 and 4.3 to this Current Report on Form 8-K.

Tender Offer for the 4.50% Notes

On May 15, 2024, we commenced a tender offer, or the Tender Offer, to purchase for cash any and all of the $350.0 million principal amount outstanding of our 4.50% Notes. As of May 29, 2024, or the Early Tender Deadline, holders of approximately $272.0 million aggregate principal amount of the 4.50% Notes had tendered their 4.50% Notes. Pursuant to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated May 15, 2024, we purchased on June 3, 2024 an aggregate principal amount of approximately $272.0 million of the 4.50% Notes at a price of $991.33 per $1,000 principal amount of the outstanding 4.50% Notes using a portion of the net proceeds from the New Notes Offerings. On June 3, 2024, we effected the satisfaction and discharge of the indenture governing the 4.50% Notes with respect to the remaining approximately $78.0 million 4.50% Notes that were not purchased as part of the Tender Offer in accordance with its terms.

Redemption of the 7.50% Notes

In connection with the New Notes Offering, on May 20, 2024, we delivered a notice of redemption to the Indenture Trustee with respect to all of our outstanding 7.50% Notes for a redemption price equal to the principal amount of $800.0 million, plus accrued and unpaid interest to but excluding the date of redemption, plus a make-whole premium. This redemption is expected to occur on June 4, 2024. This Current Report on Form 8-K does not constitute a notice of redemption with respect to the 7.50% Notes.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. For example: We currently intend to use the remaining net proceeds from the New Notes Offerings and cash on hand to redeem all of the outstanding 7.50% Notes. However, the redemption of the 7.50% Notes may not occur when expected and may be delayed.

The information contained in our filings with the Securities and Exchange Commission, or the SEC, including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, identifies other important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated as of May 17, 2024, among the Company, certain subsidiaries of the Company named therein as guarantors and the underwriters named therein, pertaining to $700 million in aggregate principal amount of the Company’s 8.375% Senior Guaranteed Unsecured Notes due 2029 and $500 million in aggregate principal amount of the Company’s 8.875% Senior Guaranteed Unsecured Notes due 2032. (Filed herewith.)

4.1	Indenture, dated as of February 3, 2016, between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association). (Incorporated by reference to the Company’s Current Report on Form 8-K filed on February 4, 2016.)

4.2	Eleventh Supplemental Indenture, dated as of June 3, 2024, among the Company, certain subsidiaries of the Company named therein as guarantors and U.S. Bank Trust Company, National Association, including the form of 8.375% Senior Guaranteed Unsecured Notes due 2029. (Filed herewith.)

4.3	Twelfth Supplemental Indenture, dated as of June 3, 2024, among the Company, certain subsidiaries of the Company named therein as guarantors and U.S. Bank Trust Company, National Association, including the form of 8.875% Senior Guaranteed Unsecured Notes due 2032. (Filed herewith.)

4.4	Supplemental Indenture, dated as of June 3, 2024, between the Company and U.S. Bank Trust Company, National Association, relating to the Company’s 4.50% Senior Notes due 2025. (Filed herewith.)

5.1	Opinion of Sullivan & Worcester LLP. (Filed herewith.)

5.2	Opinion of Venable LLP. (Filed herewith.)

8.1	Opinion of Sullivan & Worcester LLP re: tax matters. (Filed herewith.)

23.1	Consent of Sullivan & Worcester LLP (contained in Exhibits 5.1 and 8.1).

23.2	Consent of Venable LLP (contained in Exhibit 5.2).

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE PROPERTIES TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

Dated: June 3, 2024